EXHIBIT 99.1

COMMUNITY SHORES BANK CORPORATION

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically and by phone must be received by 11:59 p.m. Eastern Time on June 16, 2020.

Online
Go to **www.investorvote.com/CSHB** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CSHB

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A **Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.**

	For	Against	Abstain
1. A proposal to approve the Agreement and Plan of Merger dated as of January 3, 2020, by and between ChoiceOne Financial Services, Inc. and Community Shores, under which Community Shores will merge with and into ChoiceOne.	☐	☐	☐
2. A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal 1 listed above.	☐	☐	☐

Note: In their discretion, the proxies named in this proxy card are authorized to vote upon such other matters as may properly come before the Special Meeting of Shareholders and at any adjournment or postponement thereof.

B **Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

0 2 D V 4 6 1 8 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

039HBA

Special Meeting of Community Shores Bank Corporation Shareholders Wednesday, June 17, 2020, 2:30 p.m., Eastern Time The meeting will be held via live webcast on the Internet. Please visit www.meetingcenter.io/248905143 and use the passcode CSHB2020 Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.edocumentview.com/MUNT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CSHB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proxy — Community Shores Bank Corporation The company will be hosting the special meeting via live webcast on the Internet in lieu of an in-person meeting. To attend the meeting via the live webcast please visit www.meetingcenter.io/248905143 and use the passcode CSHB2020. Notice of Special Meeting of Shareholders Proxy Solicited by the Board of Directors for a Special Meeting of Shareholders to be held on June 17, 2020 The undersigned hereby appoints Gath D. Deur and Julie K. Greene, and each of them, with the power to act without the other and with power of substitution in each, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote the shares of Community Shores Bank Corporation common stock of the undersigned, at the special meeting of shareholders of Community Shores Bank Corporation to be held on June 17, 2020, and at any adjournments or postponements of the meeting, with all powers which the undersigned would have if present at the meeting. This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR Proposals 1 and 2, and according to the discretion of the Proxies on any other matters that may properly come before the meeting of any adjournments or postponements of the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.